Exhibit 99.3

www.centex.com
P.O. Box 199000
Dallas, Texas 75219-9000

2728 North Harwood
Dallas, Texas 75201-1516

Phone: (214) 981-5000
N e w s R e l e a s e

FOR IMMEDIATE RELEASE
For Additional Information, Contact at (214) 981-5000:
Leldon E. Echols, Executive Vice President and Chief Financial Officer
Matthew G. Moyer, Vice President-Investor Relations
http://www.centex.com
CENTEX ANNOUNCES EARNINGS GUIDANCE FOR FISCAL 2007
DALLAS – Nov. 15, 2005: Centex Corporation (NYSE: CTX) today announced during its annual investor conference held in New York City that it expects net earnings from continuing operations for the fiscal year ending March 31, 2007 will be in the range of $10.75 to $11.25 per diluted share.
Additionally, the company reiterated its guidance for net earnings from continuing operations for the fiscal year ending March 31, 2006 of $9.65 to $9.85 per diluted share. The guidance for fiscal year 2006 includes $0.21 per diluted share from a one-time, tax-related benefit.
“While we are seeing some return to more normal levels of sales and price appreciation in some markets, we are confident that the long-term fundamentals for our industry remain strong,” said Tim Eller, Centex’s Chairman and CEO. “With our increasing focus on home building, geographic diversity, excellent reputation for customer satisfaction and our attractive capital allocation choices, we are well positioned for strong performance in the year ahead and beyond.”
An archived webcast of the audio and slide presentation from Centex’s investor conference will be available at http://ir.centex.com for one year.
About Centex
Dallas-based Centex, founded in 1950, is one of the nation’s leading home building companies. Centex Homes operates in major U.S. markets in 25 states and delivered more than 33,000 homes in the United States in its most recent fiscal year ended March 31, 2005. Its leading brands include Centex Homes, Fox & Jacobs Homes and Centex Destination Properties.
In addition to its home building operations, Centex’s related business lines include mortgage and financial services, home services and commercial construction. These businesses provide operational or financial support to home building operations and are leaders in their respective industries. Centex ranks No. 1 in its industry on FORTUNE magazine’s 2005 list of “America’s Most Admired Companies.”

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Centex is discussing its beliefs, estimates or expectations. Such statements include projections, forecasts, and plans and objectives of management for future operations and operating and financial performance, as well as any related assumptions. These statements are not historical facts or guarantees of future performance but instead represent only Centex’s belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. These risks and uncertainties are described in greater detail in Centex’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2005 (including under the captions “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), as well as recent Quarterly Reports on Form 10-Q, which are on file with the SEC and may be obtained free of charge through the Web site maintained by the SEC at http://www.sec.gov. The factors discussed in these reports include, but are not limited to, changes in national or regional economic or business conditions, including employment levels and interest rates, competition, shortages or price changes in raw materials, or labor shortages, and other factors that could affect demand for our homes, mortgage loans or construction services or the profitability of our operations. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex’s expectations.
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